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                                                                    Exhibit 99.1

For Immediate Release
Investor Contact:
Matt Kreps
Halliburton Investor Relations
(972) 458-8000 (mkreps@halliburtonir.com)


             HEALTHAXIS REPURCHASES ALL ITS SECURITIES HELD BY UICI
      COMPANY BUYS COMMON STOCK, PREFERRED STOCK, WARRANTS FOR $3.9 MILLION

Irving, TX (September 30, 2003) - Healthaxis Inc. (NASDAQ:HAXS) announced today that it has purchased all Healthaxis securities (common shares, preferred shares and warrants) held by UICI for $3.9 million. The UICI holdings included 2,585,769 shares of Healthaxis' common stock, or 48.3 percent of Healthaxis' outstanding common stock; 1,424 shares of Series A Convertible Preferred Stock, or 6.1 percent of the outstanding preferred stock; and warrants to purchase 22,239 shares of common stock. The repurchased securities will be retired.

The total purchase price of $3.9 million includes $500,000 cash at closing, and $3,400,000 in a 3-year promissory note bearing 6 percent interest. The promissory note will be repaid through deductions from the monthly invoices for BPO services provided by Healthaxis to the MEGA Life & Health Insurance Company, a subsidiary of UICI. The exact monthly payment will be equal to approximately half of the invoice amount for these services, with a minimum payment due each month. The amount of any balloon principal payment due at maturity of the note will depend on business volumes received from MEGA over the next three years.

To gain the required approval of this transaction from the Series A Preferred Shareholders, Healthaxis agreed to reduce the conversion price of the remaining preferred shares from $26.25 to $15.50. With the completion of the UICI transaction, the total stated value of preferred stock outstanding was reduced from $23.5 million to $22.1 million.

The repurchase of the UICI common shares reduces the total number of outstanding Healthaxis common shares from 5,353,715 shares to 2,767,946 shares. The total number of common equivalent shares held by both the common and preferred shareholders prior to this transaction was 6,248,953. Following the repurchase of the Healthaxis securities held by UICI, and after giving effect to the new conversion price applicable to the preferred stock, the total number of common equivalent shares held by both the common and preferred shareholders has been reduced to 4,192,204 shares, a reduction of approximately 33 percent.

Commenting on the repurchase agreement with UICI, Healthaxis Chairman, President and CEO, James McLane said, "We believe this repurchase of UICI's entire remaining ownership position in the company on these terms is in the best interest of all Healthaxis' shareholders. This transaction is another step forward for Healthaxis."


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About Healthaxis Inc.

Healthaxis (NASDAQ: HAXS) is a technology and business process services firm committed to providing innovative and configurable Web-based connectivity and applications solutions for health benefit distribution and administration. These solutions, which are comprised of software products and related services, are designed to assist health insurance payers, government agencies, third party administrators (TPAs) and health and welfare plans provide enhanced services to members, employees and providers through the application of Healthaxis' flexible technology to legacy systems, either on a fully integrated or on an Application Service Provider (ASP) basis. These technology solutions are complemented by the company's Business Process Outsourcing (BPO) services that are offered to its technology clients and on a stand-alone basis. Healthaxis solutions enable clients to reduce their administrative costs, enhance their customer service and improve their profitability. For information on Healthaxis products and services, call (800) 519-0679 or visit www.healthaxis.com. For investor information, call (972) 458-8000.

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Forward-looking statements

Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Business-Risk Factors" in our Form 10-K for the year ended December 31, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

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